                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                    --------

                            BOYD GAMING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


               NEVADA                                   88-0242733
      (State of Incorporation                        (I.R.S. Employer
          or Organization)                          Identification No.)


                           2950 SOUTH INDUSTRIAL ROAD
                            LAS VEGAS, NEVADA 89109
         (Address, including Zip Code, of Principal Executive Offices)

                                    --------

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
Registration No. 333-35859

Securities to be registered pursuant to Section 12(b) of the Act:


       TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
       -------------------                      ------------------------------
$250,000,000 aggregate principal amount of      New York Stock Exchange
9.50% Senior Subordinated Notes Due 2007

Securities to be registered pursuant to Section 12(g) of the Act:

                                Not applicable.
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Incorporated herein by reference to the material set forth under the caption "Description of Notes" in the Registrant's Registration Statement on Form S-4, Registration No. 333-35859, which became effective on October 31, 1997.

ITEM 2. EXHIBITS.

        1* Form of Indenture (including Form of Note) between Registrant and State Street Bank and Trust Company relating to the 9.50% Senior Subordinated Notes Due 2007.

        2* Registration Agreement among the Registrant, Salomon Brothers Inc, UBS Securities LLC and CIBC Wood Gundy Securities Corp.

-----------
* Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997.

                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        BOYD GAMING CORPORATION


Date:  October 31, 1997                 By:  /s/ KEITH E. SMITH
                                             -------------------------
                                                 Keith E. Smith
                                                 Senior Vice President
                                                 and Controller

                               INDEX TO EXHIBITS

                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER                            DESCRIPTION                           PAGE
-------                           -----------                           ----
   1*       Form of Indenture (including Form of Note) between
            Registrant and State Street Bank and Trust Company
            relating to the 9.50% Senior Subordinated Notes
            Due 2007...............................................

   2*       Registration Agreement among the Registrant, Salomon
            Brothers Inc, UBS Securities LLC and CIBC Wood Gundy
            Securities Corp........................................

--------------
* Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997.